UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 5, 2016 (September 30, 2016)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(720) 484-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities
On September 30, 2016, Magellan Petroleum Corporation (the “Company”) entered into a purchase and sale agreement (the “PSA”) with the former owners of the membership interests in Nautilus Technical Group LLC (“Nautilus Technical”) and Eastern Rider LLC (“Eastern Rider”), including an entity controlled by J. Thomas Wilson, former CEO and director of the Company (the “Sellers”). Pursuant to the PSA, the Company has agreed to issue to the Sellers an aggregate of 90,350 shares of the Company’s common stock in exchange for all rights of the Sellers to a contingent production payment of up to $5.0 million potentially payable by the Company to the Sellers relating to production from the Poplar field formerly owned by the Company. The contingent production payment right resulted from a purchase and sale agreement entered into in September 2011 pursuant to which the Company initially acquired its interests in the Poplar field. The shares issuable under the PSA will be issued, and the contingent production payment right terminated, promptly following, and subject to, the completion of the transactions contemplated by the previously announced merger agreement, dated as of August 2, 2016, among the Company, Tellurian Investments Inc. (“Tellurian”) and River Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Tellurian will merge with and into Merger Sub, with Tellurian continuing as the surviving corporation and a direct, wholly owned subsidiary of the Company (the “Merger”). A copy of the PSA is attached hereto as Exhibit 99.1.
In addition, the Company has determined to issue, also promptly following and subject to the completion of the Merger, 409,800 shares of the Company’s common stock to Petrie Partners Securities, LLC, the Company’s financial advisor in respect of the Merger, as part of the fee payable to that firm by the Company in connection with the completion of the Merger.
The issuance of all such shares of common stock to Petrie and the former owners of the membership interests in Nautilus Technical and Eastern Rider will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, based in part on the sophistication of, and representations made by, the parties receiving such shares.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1
Purchase and Sale Agreement, effective as of September 30, 2016, by and among Magellan Petroleum Corporation and the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Antoine J. Lafargue
Antoine J. Lafargue, President and Chief Executive Officer
(as Principal Executive Officer)

Date: October 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1
Purchase and Sale Agreement, effective as of September 30, 2016, by and among Magellan Petroleum Corporation and the former owners of the membership interests in Nautilus Technical Group LLC and Eastern Rider LLC